KRAFT, BERGER, GRILL SCHWARTZ, COHEN & MARCH LLP

September 30, 2003


                        CONSENT OF CHARTERED ACCOUNTANTS


We hereby consent to the use in this Amendment to the Registration Statement on Form F-4 of Genterra Inc. of our reports for the year ended December 31, 2002 dated March 21, 2003 and for the year ended September 30, 2002 dated December 20, 2002 relating to the financial statements of Genterra Investment Corporation and Mirtronics Inc., respectively which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

              /s/KRAFT, BERGER, GRILL SCHWARTZ, COHEN & MARCH LLP
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                KRAFT, BERGER, GRILL SCHWARTZ, COHEN & MARCH LLP